VEDDER PRICE                          VEDDER, PRICE, KAUFMAN & KAMMHOLZ, P.C.
                                      222 NORTH LASALLE STREET
                                      CHICAGO, ILLINOIS 60601-1003
                                      312-609-7500
                                      FACSIMILE: 312-609-5005

                                      OFFICES IN CHICAGO, NEW YORK CITY
                                      AND LIVINGSTON, NEW JERSEY


                                                                     EXHIBIT 5.1

                                        May 17, 2004

Irwin Financial Corporation
500 Washington Street
Columbus, IN  47202

Ladies and Gentlemen:

         Reference is hereby made to the Registration Statement on Form S-8 (the "Registration Statement") being filed with the Securities and Exchange Commission by Irwin Financial Corporation, an Indiana corporation (the "Company"), relating to the registration of 400,000 additional shares of the Company's common stock (the "Common Stock"), reserved for issuance under the Irwin Mortgage Corporation Retirement and Profit Sharing Plan (the "Plan"). We have acted as counsel for the Company in connection with the Registration Statement.

         In connection with our opinion, we have examined originals, or copies, certified or otherwise identified to our satisfaction, of the Registration Statement, the Restated Articles of Incorporation of the Company, as amended, the Code of By-Laws of the Company, as amended to date, as well as such other corporate records, documents and other papers as we deemed necessary to examine for purposes of this opinion. We have assumed the authenticity, accuracy and completeness of all documents submitted to us as originals, the conformity to authentic original documents of all documents submitted to us as certified, conformed or photostatic copies and the genuineness of all signatures.

         Based upon the foregoing and the number of shares of Common Stock issued and outstanding as of the date hereof, it is our opinion that the 400,000 shares of Common Stock, when issued by the Company in accordance with the terms of the Plan, will be validly issued, fully paid and nonassessable.

         The opinion expressed herein is limited to Federal securities laws and the laws of the State of Illinois currently in effect.

         We hereby consent to the use of this opinion in connection with said Registration Statement and to the references to our firm therein.

                                     Very truly yours,

                                     /s/ Vedder, Price, Kaufman & Kammholz, P.C.